Exhibit 99.3

NEWS RELEASE

URI Successfully Completes Anatolia Merger

A New Chapter Begins — Headed Towards Production

CENTENNIAL, Colo., November 8, 2015; PERTH, Australia, November 9, 2015 — Uranium Resources, Inc. (Nasdaq: URRE; URI) announced today closure of the merger with Anatolia Energy Ltd.  On November 10, 2015, the new URI shares exchanged for Anatolia shares will begin trading on Nasdaq under its existing trading symbol (as URRE) and on the ASX as CDIs under the new trading symbol “URI”. On the same day, new URI quoted options exchanged for Anatolia quoted options will begin trading on the ASX as CDIs under the new trading symbol “URIO”.

Highlights

•                  Transformational merger with Anatolia is now completed, and integration of the two businesses is well underway, putting URI on an expedited path to return to uranium production.

•                  URI is actively progressing the high-grade, low-cost Temrezli ISR Project in Central Turkey, with the objective of commencing development during CY2016.

•                  With a cash operating cost of US$16.89/lb. and all-in operating costs of less US$30.17/lb. indicated by the Pre-Feasibility Study (Feb 2015), the project is capable of generating a robust free cash flow and returns to shareholders, even at the current uranium price.

•                  URI is targeting completion and reporting of a formal update to the Pre-Feasibility Study for the Temrezli Project in Q1 2016.

•                  URI has significant management and operational experience, as well as licensed ISR processing facilities to successfully implement its plan.

•                  With an enterprise value of less than US$45 million today, and owning one of the world’s lowest cost uranium projects capable of entering development in the near-term, URI is well placed for a share price re-rating as it achieves a number of significant project milestones.

•                  The new and expanded URI expects to continue with its demonstrated proactive M&A strategy to grow the company and re-align its portfolio pipeline towards the lowest-quartile cost projects.

•                  URI has a well-timed production growth profile and significant operational leverage to the favorable future outlook for uranium prices.

Christopher M. Jones, President and Chief Executive Officer of URI, said, “With this transformational merger now completed, we now turn our immediate attention to completing the permitting process for the high-grade, low-cost Temrezli ISR Project , and moving into development during 2016. The more we study Temrezli, the more confident we are that this is one of the best undeveloped in-situ recovery uranium projects in the world”.

Temrezli Project Update

URI has retained Roscoe Postle Associates, Inc. (RPA) to update the February 2015 Temrezli Preliminary Feasibility Study (PFS), something that URI expects to have ready in Q1 2016. Included in the update to the PFS will be the consideration of the substantial capital cost savings and other synergies expected to be realized through the merger.

Concurrent with the ongoing environmental permitting process for Temrezli in Turkey, URI’s experienced technical team is working on multiple fronts, from relocating its Rosita processing plant and implementing wellfield design to securing current drilling quotes and sourcing of new equipment for inclusion in the update to the PFS. The results of this work will feed into the updated PFS.

The updated technical report and economic analysis of the project will utilize key assumptions that URI applied to the project in the merger due diligence process, including the relocation and utilization of the Rosita facility’s processing equipment. RPA is being supported in this endeavor by DRA Taggart (processing and infrastructure factors) and Arcadis Canada Inc. (environmental and social factors).

The low-cost profile of the Temrezli Project, and low capital cost to develop the project, mean that URI is now positioned as one of the few companies globally that has the potential to enter uranium production in the near term. Furthermore, URI’s history of operating ISR uranium projects in the USA, its idle Rosita ISR facility available to be utilized at Temrezli, and in-house expertise in this field, ensure that URI has the ability to deliver the project into uranium production as planned.

URI’s shareholders on Nasdaq and ASX can expect to see regular news flow from the company as its achieves major project milestones at the Temrezli Project, and continues with its proactive M&A strategy to reposition the company with a lower cost operating profile.

About Uranium Resources

Uranium Resources, Inc. (URI) is focused on advancing to near-term production the Temrezli in-situ recovery (ISR) project in Central Turkey. URI also controls extensive exploration properties under nine exploration and operating licenses covering approximately 44,700 acres (over 18,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 25 miles (40 km) southwest of the  Temrezli Project. In Texas, the Company has two licensed and currently idled processing facilities and approximately 17,000 acres (6,900 ha) of prospective ISR projects. In New Mexico, controls minerals rights encompassing approximately 190,000 acres (76,900 ha) in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the timing of the listing of the Company’s securities, the benefits of the combination with Anatolia Energy, the timing, occurrence or cost of production at the Company’s properties, and the timing and conclusions of the updated technical report and economic analysis are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium; (c) the Company’s ability to reach agreements with current royalty holders; (d) operating conditions at the Company’s projects; (e) government and tribal regulation of the uranium industry and the nuclear power industry; (f) world-wide uranium supply and demand; (g) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter, including in Turkey; (i) the ability of the Company to enter into and successfully close acquisitions or other material transactions, and other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Uranium Resources Contacts:
Wendy Yang	Robert Winters, Alpha IR Group
303-531-0478	929-266-6315
www.uraniumresources.com	robert.winters@alpha-ir.com